As filed with the Securities and Exchange Commission on March 29, 2004
                                                     Registration No. 333-71441
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      37-0364250
(State or other jurisdiction                         (I.R.S. Employer
    of incorporation or                             Identification No.)
        organization)

    Three Lincoln Centre
5430 LBJ Freeway, Suite 1740
        Dallas, Texas                                   75240-2697
    (Address of principal                               (Zip Code)
     executive offices)

                              --------------------

         KEYSTONE CONSOLIDATED INDUSTRIES, INC. DEFERRED INCENTIVE PLAN
                            (Full title of the plan)

                              --------------------

                              Bert E. Downing, Jr.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697
                                 (972) 458-0028
                       (Name, address and telephone number
                    including area code of agent for service)

=================================================================

                                 DEREGISTRATION

     This registration statement initially registered in the aggregate the sale of 100,000 shares of the registrant's common stock, par value $1.00 per share (the "Common Stock"), to be offered and purchased pursuant to the Keystone Consolidated Industries, Inc. Deferred Incentive Plan (the "Plan"). The Company registered such shares of Common Stock pursuant to the Plan in contemplation of implementing a provision in the Plan that would have permitted employees to invest a portion of their employee contributions to the Plan in shares of Common Stock. However, the registrant never implemented this provision of the Plan, employees have never been permitted to invest a portion of their employee contributions to the Plan in shares of Common Stock, and the registrant has decided not to implement such provision in the future. Accordingly, the registrant hereby deregisters all 100,000 shares of Common Stock registered pursuant to this registration statement because such shares will never be offered or purchased under the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to the registration statement (Registration No. 333-71441) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on this 29th day of March 2004:

                                 KEYSTONE CONSOLIDATED INDUSTRIES, INC.



                                    By: /S/ Bert E. Downing, Jr.
                                        Bert E. Downing, Jr.
                                        Vice President, Chief Financial Officer,
                                        Corporate Controller and Treasurer


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                        Title                       Date
__________________________  _________________________________  _________________

/S/ Glenn R. Simmons        Chairman of the Board               March 29, 2004
Glenn R. Simmons


/s/ J. Walter Tucker, Jr.   Vice Chairman of the Board          March 29, 2004
J. Walter Tucker, Jr.


/s/ David L. Cheek          President and Chief Executive       March 29, 2004
David L. Cheek              Officer (Principal Executive
                            Officer)


/s/ Bert E. Downing, Jr.    Vice President, Chief Financial     March 29, 2004
Bert E. Downing, Jr.        Officer, Corporate Controller
                            and Treasurer (Principal
                            Financial and Accounting Officer)


/s/ Thomas E. Barry         Director                            March 29, 2004
Thomas E. Barry


/s/ Paul M. Bass, Jr.       Director                            March 29, 2004
Paul M. Bass, Jr.


/s/ Keith R. Coogan         Director                            March 29, 2004
Keith R. Coogan


/s/ William Spier           Director                            March 29, 2004
William Spier


/s/ Steven L. Watson        Director                            March 29, 2004
Steven L. Watson

Keystone Consolidated Industries, Inc. Deferred Incentive Plan

     Pursuant to the requirements of the Securities Act of 1933, the administrators of the Keystone Consolidated Industries, Inc. Deferred Incentive Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of March, 2004.

                               KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                               DEFERRED INCENTIVE PLAN

                                    By: KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                        DEFERRED INCENTIVE PLAN
                                        ADMINISTRATIVE COMMITTEE


                                             By: /s/ Brian Cunningham
                                                 Name: Brian Cunningham
                                                 Title: Member



                                             By: /s/ Ken Notaro
                                                 Name: Ken Notaro
                                                 Title: Member



                                             By: /s/ C. Vic Stirnaman
                                                 Name: C. Vic Stirnaman
                                                 Title: Member